UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 2, 2005

BULLDOG TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50321

(Commission File Number)

980377543

(IRS Employer Identification No.)

301 – 11120 Horseshoe Way, Richmond, British Columbia, Canada V7A 5H7

(Address of principal executive offices and Zip Code)

(604) 271-8656

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 2, 2005, effective as of August 29, 2005, Bulldog Technologies Inc. (the “Company”) issued 6% convertible notes due August 29, 2010 in the aggregate amount of $2.1 million to four accredited investors, which notes are convertible into common shares and entitle the holder thereof to receive warrants to purchase additional common shares.

Each convertible note entitles the investor to convert all or any part of the principal outstanding under the convertible note into common shares at $1.06 per share, subject to adjustment according to the terms of the Convertible Note and Warrant Purchase Agreement dated August 29, 2005 (the “Note Agreement”), among the Company and the four investors set forth below. The interest payable on the principal amount outstanding under the convertible notes is payable quarterly in cash or common shares, with the number of interest shares to be determined by dividing the interest payable by the market price as defined in the Note Agreement.

Each warrant entitles an investor to purchase the number of common shares equal to 40% of the total number of shares of common stock exercisable upon conversion of the convertible note at the time of issuance of the convertible note, and is exercisable for a period of five years, at an exercise price per warrant share of $1.25, subject to adjustment in accordance with the terms of the Note Agreement.

Name of Investor	Amount Invested	Amount of Warrants
Omicron Master Trust	$500,000	188,679
Nite Capital, LP	$250,000	94,340
RHP Master Fund, Ltd.	$750,000	283,019
Iroquois Master Fund Ltd.	$600,000	226,415
Total:	$2,100,000	792,453

The Company also issued a warrant to Oppenheimer & Co. Inc., as placement agent, for the purchase of up to 118,868 shares of common stock the of the Company at an exercise price of $1.25 per share, exercisable until August 29, 2010.

Item 7.01. Regulation FD Disclosure

Pursuant to Rule 135c of the Securities Act of 1933, the Company announced that it completed a private placement of the issuance of 6% Convertible Notes to four investors for total proceeds of $2,100,000. The convertible notes are convertible into an aggregate of 1,981,132 shares of common stock of the Company. The Company issued warrants to the investors for the purchase of up to 792,453 additional shares of common stock of the Company at an exercise price of $1.25 per share, exercisable until August 29, 2010. The proceeds of the private placement will be used for general corporate purposes.

The Company also issued a warrant to Oppenheimer & Co. Inc., as placement agent, for the purchase of up to 118,868 shares of common stock of the Company at an exercise price of $1.25 per share, exercisable until August 29, 2010.

Item 9.01. Financial Statements and Exhibits.

10.1*	Convertible Note and Warrant Purchase Agreement dated August 29, 2005, among the Company and the four investors set out in the note agreement
10.2	Form of Convertible Note
10.3	Form of Warrant Certificate
99.1	News Release issued by the Company on September 7, 2005
*	Incorporated by reference from our Current Report on Form 8-K filed September 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn

By: John Cockburn

President, Chief Executive Officer, Secretary, and Director

Date: September 7, 2005